Exhibit 4.2

COLLATERAL AGREEMENT

dated as of August 11, 2011

by and among

HICKORY TECH CORPORATION,
and certain of its Subsidiaries
as Grantors,

in favor of

COBANK, ACB,
as Administrative Agent

i

SECTION 8.20	Powers Coupled with an Interest	43

SCHEDULES:

Schedule 3.5	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.8	Commercial Tort Claims
Schedule 3.9	Deposit Accounts
Schedule 3.10	Intellectual Property
Schedule 3.12	Investment Property and Partnership/LLC Interests

COLLATERAL AGREEMENT (this “Agreement”), dated as of August [__], 2011, by and among HICKORY TECH CORPORATION, a Minnesota corporation (the “Borrower”), certain of its Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Borrower, the “Grantors”), in favor of COBANK, ACB, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement and the other Secured Parties (as defined in the Credit Agreement), dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Lenders, and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of a Guaranty Agreement, dated as of the date hereof, certain Subsidiaries of the Borrower who are parties hereto have guaranteed the payment and performance of the Guaranteed Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Terms Defined in the Uniform Commercial Code.

(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC as in effect from time to time:  “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letters of Credit”, “Letter-of-Credit Rights”, “Proceeds”, “Promissory Note”, “Record”, “Registered Organization”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time. For avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in such grant on the date hereof, be included in such grant immediately upon the effective date of such revision, to the extent a security interest in such personal property may be granted under such revised UCC (and, to the extent effective under Applicable Law, such security interest will attach immediately without further action).

SECTION 1.2 Definitions

.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of the Borrower which hereafter becomes a Grantor pursuant to Section 8.19 (as required pursuant to Section 10.12 of the Credit Agreement).

“Agreement” means this Collateral Agreement.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C.  Section 3737, and 31 U.S.C. Section 3727.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 6.2.

“Contracts”  means, collectively, all rights of each Grantor under all contracts and agreements to which such Grantor is a party, including all rights, privileges and powers under Investment Agreements, Copyright License, Trademark License, Patent License or Domain Name Licenses and all rights of such Grantor to receive monies due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such contracts and agreements.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depository” has the meaning assigned thereto in Section 4.6.

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6.

“Copyrights” means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, including those listed in Schedule 3.10, granting any right under any Copyright or any property of the type described in the definition of Copyright owned by any Person other than a Grantor, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, excluding any “shrink-wrap” or “click-wrap” agreements.

“Domain Name” shall mean, collectively, all of the following of any Grantor: (a) all rights, title or interest in any Internet domain names and associated URL addresses including those listed on Schedule 3.10 hereto, and all goodwill associated therewith or symbolized thereby anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Domain Name License” shall mean any agreement (A) under which a Grantor grants any right to any other Person under any Domain Name owned by any Grantor or which any Grantor otherwise has the right to license to any other Person, or (B) granting any right to any Grantor under any property of the type described in the definition of Domain Name owned by any other Person, and all rights of any Grantor under any such agreement.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Equity Interests” shall mean, collectively, (a) all securities, whether certificated or uncertificated, (b) all of the issued and outstanding shares, interests or other equivalents of capital stock of any corporation, whether voting or non-voting and whether common or preferred, (c) all partnership, joint venture, limited liability company or other equity interests in any Person not a corporation (including all Partnership/LLC Interests), (d) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, (e) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and (f) all additional stock, warrants, options, securities, interests and other property, paid or payable or distributed or distributable, with respect to any of the foregoing (but subject to the provisions of Article V), (g) all rights of access to the books and records of any such Person, and (h) all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under Applicable Law in connection therewith, including, such Grantor’s right to vote and to manage and administer the business of any such Person pursuant to any applicable Investment Agreement, together with all certificates, instruments and entries upon the books of financial intermediaries evidencing any of the foregoing, in each case, together with all certificates, instruments and entries upon the books of financial intermediaries evidencing any of the foregoing.

“Excluded Property” means:

(a) “intent to use” Trademark applications, in each case, only until such time as such Grantor begins to use such Trademarks (the security interest provided herein in such Trademark shall be deemed granted by such Grantor at such time and will attach immediately without further action);

(b) the Equity Interests of any Grantor in (i) any Foreign Subsidiary (1) that represents in excess of 65% of the outstanding voting stock of such Foreign Subsidiary or (2) that is not a “First Tier” Foreign Subsidiary owned by any Grantor, and (ii) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary;

(c) any item of real or personal, tangible or intangible, property (including Licenses issued by the FCC and any applicable PUC) to the extent and only for so long as the creation, attachment or perfection of the Security Interest granted herein by any Grantor in its right, title and interest in such item of property is prohibited by Applicable Law or is permitted only with the consent (that has not been obtained) of a Governmental Authority (including the FCC and any applicable PUC);

(d) any property subject to a Lien permitted under Section 12.2(g) of the Credit Agreement to the extent and only for so long as the applicable purchase money Debt security agreement, Capital Lease or other applicable documentation contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the Security Interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(e) any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as such property is subject to a Contract that contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and any such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(f) (i) the Borrower’s Equity Interests in Rural Telephone Finance Cooperative and (ii) any Grantor’s Equity Interests in any Minority Investment (other than any Minority Investment with an estimated value of more than $500,000 or Minority Investments with an aggregated estimated value of more than $2,000,000 at any one time), in each case, to the extent that the governance or similar documents of such Minority Investment contain a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(g) Until such time as one or more of the post-closing requirements described in Section 7.4(a) of the Credit Agreement has been satisfied, assets of the applicable Grantor(s) located in the State of Indiana; and

(h) Until such time as one or more of the post-closing requirements described in Section 7.4(b) of the Credit Agreement has been satisfied, assets of the applicable Grantor(s) located in the State of Georgia.

If at any time the creation, attachment or perfection of the security interest granted herein in any of property subject to clauses (c) through (h) of this definition of “Excluded Property” shall be permitted or consent in respect thereof shall have been obtained, then the applicable Grantor shall at such time be deemed to have granted a security interest in such property (and such security interest will attach immediately without further action).  Notwithstanding anything to the contrary set forth above, the rights to receive, and any interest in, all Proceeds of, or monies or other consideration received or receivable from or attributable to the sale, transfer, assignment or other disposition of, any of the Excluded Property (to the extent a direct security interest in such property or Proceeds from the sale or disposition of such property shall not have already been granted) shall attach immediately and be subject to the Security Interests granted pursuant to Section 2.1.

“FDPA” has the meaning assigned thereto in Section 4.2(a).

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means collectively, all of the following of any Grantor: (a)  all systems software, applications software and internet rights, including, without limitation, screen displays and formats, Domain Names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses Domain Names and Domain Name Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Investment Agreement” means any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which any Grantor is a party.

“Issuer” means any issuer of any Investment Property, Partnership/LLC Interests or other Equity Interests (including any Issuer as defined in the UCC).

“Minority Investment” means collectively, any Person in whom any Grantors owns any Equity Interests provided that such Person is not a Subsidiary of the Borrower or any other Grantor.

“Mobile Goods” means, collectively, all of each Grantor’s motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Obligations” means with respect to the Borrower, the meaning assigned to Secured Obligations in the Credit Agreement, and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder.

“Partner Obligations” has the meaning assigned thereto in Section 2.2.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic, administrative, voting, and managerial rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

 “Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or any property of the type described in the definition of Patents owned by any Person other than a Grantor, including, without limitation, any of the foregoing referred to in Schedule 3.10 hereto, excluding any “shrink-wrap” or “click-wrap” agreements.

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3(a).

“Securities Act” means the Securities Act of 1933.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement or any other Loan Document.

“Trademarks” means collectively all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos, designs, other business identifiers, Domain Names (to the extent such Domain Name constitutes a trade name, corporate or company name, business name, fictitious business name, trade style, trade dress, service mark, logo, design or other business identifies ), prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or any property of the type described in the definition of Trademarks owned by a Person other than a Grantor, including any of the foregoing referred to in Schedule 3.10.

“UCC” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of Applicable Law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then as to the validity or perfection, as the case may be, of such security interest, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdictions.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

SECTION 1.3  Other Definitional Provisions.    Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:  (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document, (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof, and (n) reference to any Applicable Law (whether generally or to a specific provision such as the Assignment of Claims Act) shall include all statutory or regulatory provisions, consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

ARTICLE II

SECURITY INTEREST

SECTION 2.1  Grant of Security Interest. Each Grantor hereby grants, pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of itself and the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all cash and currency and Cash Equivalents;
(c) all Contracts and all Chattel Paper;

(d) all Commercial Tort Claims identified on Schedule 3.8.;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Equity Interests including all Partnership/LLC Interests;

(i) all Fixtures;

(j) all General Intangibles (including all Licenses to the fullest extent permitted by Applicable Law and all Proceeds from the sale, transfer, lease, assignment or other disposition of the Licenses);

(k) all Goods;

(l) all Instruments;

(m) all Intellectual Property;

(n) all Inventory;

(o) all Investment Property;

(p) all Letters of Credit and Letter of Credit Rights;

(q) all oil, gas or other minerals before extraction;

(r) all Vehicles;

(s) all other personal property not otherwise described above;

(t) all books and records pertaining to the Collateral; and

(u) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all security and Supporting Obligations given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Security Interest shall not extent to, and the term “Collateral” shall not include, any Excluded Property for so long as such property is Excluded Property.

SECTION 2.2  Granto Notwithstanding anything herein to the contrary, (A) each Grantor shall remain liable under all Contracts to which it is a party included within the Collateral (including all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (B) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (C) except as specifically provided for hereinbelow, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Administrative Agent or any other Secured party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  This Agreement shall not in any way be deemed to obligate the Administrative Agent or any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the “Partner Obligations”), unless the Administrative Agent, such other Secured Party or the purchaser otherwise agrees in writing to assume any or all of such Partner Obligations.  In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations.  In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of the Administrative Agent, such other Secured Party or any such purchaser as a substitute partner or member to the extent of the Equity Interests pledged hereunder acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be reasonably necessary or as may be reasonably requested in connection therewith.  The powers, rights and remedies conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interest and privilege of the Administrative Agent and such other Secured Parties in such Contracts, as Collateral, and shall not impose any duty upon them to exercise any such powers, rights or remedies.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party on the Closing Date and as of the date of each Extension of Credit (provided that such representations and warranties that are not qualified pursuant to their terms by materiality qualifiers are only required to be true and correct in all material respects on the date of any Extension of Credit occurring after the Closing Date), that:

SECTION 3.1  Incorporated Representations and Warra Such Guarantor represents and warrants that the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and Administrative Agent and the other Secured Parties are entitled to rely on each of them as if they were fully set forth herein.

SECTION 3.2  Consents.    No approval, consent, exemption, authorization or other action by, or notice to, or declaration of, or filing with, any Governmental Authority or any other Person (including the FCC, any PUC, any stockholder, creditor, general partner, limited partner or member, as applicable, of any Grantor or any Issuer) is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement or the grant by any Grantor of the Lien and Security Interests in favor of the Administrative Agent provided for herein, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC and/or the Assignment of Claims Act, (d) as may be required with respect to Vehicles represented by a certificate of title, (e) any assignment or transfer of control of any License required in connection with the exercise of the remedies set forth in Article VI, and (f) those approvals, consents, exemptions, authorizations, actions, notices or filings that have been obtained.

SECTION 3.3  Perfected First Priority Liens.     The Security Interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as collateral security for the Obligations, and (b):  (1) when UCC financing statements containing an adequate description of the Collateral shall have been filed in the offices specified in Schedule 3.5, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens; (2) when each Patent and Trademark security agreement has been filed with the United States Patent and Trademark Office, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens; (3) when each control agreement has been executed and delivered to the Administrative Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Grantors in the Deposit Accounts and Securities Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens; (4) when all stock or other certificates evidencing Equity Interests included in the Collateral, together with undated stock powers or other instruments of assignment, as applicable, duly executed in blank, are delivered to the Administrative Agent, the Security Interests will constitute perfected security interests (by way of Control) in all right, title and interest of such Grantor in such Equity Interests, prior to all other Liens and rights of others therein; and (5) when the Lien of the Administrative Agent has been noted on each certificate of title or ownership with regard to any Mobile Goods or Vehicles covered by a certificate of title or ownership, the Security Interests will constitute perfected security interests in all right, title and interest of the Grantors in such Mobile Goods and Vehicles, prior to all other Liens except for Permitted Liens.   No other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and Security Interests, other than actions required with respect to Collateral of the types excluded from Article 9 of the UCC or from the filing requirements under such Article 9 by reason of Section 9-109 or 9-311 of the UCC and other than continuation statements required under the UCC.

SECTION 3.4  Title, No Other Liens.     Except for the Security Interests, each Grantor owns, or has valid rights as a lessee or licensee with respect to, each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens.  No financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office and no Grantor has filed or consented to the filing of any such financing statement or other public notice, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, pursuant to this Agreement or in connection with Permitted Liens.  No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any Deposit Account control agreement or Securities Account control agreement, as applicable and to the extent required by Section 4, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as the applicable Grantors have complied to the satisfaction of the Administrative Agent with the applicable provisions of, Section 4.6(c).

SECTION 3.5  State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a) The exact legal name of each Grantor is set forth on Schedule 3.5 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.5 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).  The taxpayer identification number and Registered Organization number of each Grantor is set forth on Schedule 3.5 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).

(c) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned of hereafter acquired) is (or will be) located at the locations specified on Schedule 3.5, except as otherwise permitted hereunder.

(d) The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.5 under such Grantor’s name.  No Grantor has any other places of business except those separately set forth on Schedule 3.5 under such Grantor’s name.

No Grantor does business nor has done business, entered into any Contract or granted any Lien during the past five years under any trade name, fictitious business name or other corporate or company name except as disclosed on Schedule 3.5 under such Grantor’s name.  Except as disclosed on Schedule 3.5 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business, during the past five years.

SECTION 3.6  Accounts.     Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor, enforceable against such Account Debtor according to its terms.  The amount represented by each Grantor to the Administrative Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for ordinary course cash discounts and allowances where applicable.  No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.  None of the Accounts is, nor will any hereafter arising Account be, evidenced by any promissory note or other Instrument other than any such promissory note or other Instrument relating to Accounts in excess of $100,000 in the aggregate at any time which is, promptly after such Grantor’s acquisition thereof, delivered to the Administrative Agent to be held as Collateral hereunder together with undated instruments of endorsement, transfer or assignment duly executed in blank.

SECTION 3.7  Chattel Paper.     No Grantor holds any Chattel Paper in the ordinary course of its business other than any such Chattel Paper in excess of $100,000 in the aggregate at any time which is, promptly (and in any event on or before the next submission of an Annual Officer’s Compliance Certificate) after such Grantor’s acquisition thereof, delivered to the Administrative Agent to be held as Collateral hereunder together with undated instruments of endorsement, transfer or assignment duly executed in blank.

SECTION 3.8  Commercial Tort Claims.     All Commercial Tort Claims involving an amount in controversy in the aggregate with any other known Commercial Tort Claim(s) of any Grantor in excess of $1,000,000 are listed on Schedule 3.8.

SECTION 3.9  Material Accounts.     As of the date hereof or as of the date of the most recent Annual Officer’s Compliance Certificate, all Material Accounts (including cash management accounts that are Deposit Accounts) and lockboxes owned by any Grantor are set forth on Schedule 3.9, including, with respect to each such account: (a) owner of the account, (b) name and address of the bank, depository institution, financial institution or Securities Intermediary where such accounts are located, (c) account numbers, (d) purpose or use of such account owned by any Grantor are listed on Schedule 3.9, and (e) a description of the assets in such account.

SECTION 3.10  Intellectual Property.

(a) As of the date hereof or as of the most recent Annual Officer’s Compliance Certificate , Schedule 3.10 sets forth all Copyright registrations, Copyright applications, Copyright Licenses (other than non-exclusive licenses for commercially available software) issued Patents, Patent applications, Patent Licenses (other than non-exclusive licenses for commercially available software), Trademark registrations, Trademark applications, Trademark Licenses, Domain Names and Domain Name Licenses owned by any Grantor in its own name or used in any Grantor’s business on the date hereof or as of the most recent Annual Officer’s Compliance Certificate (i) that individually have a fair market value in excess of $1,000,000 or (ii) the loss of which could reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth in Schedule 3.10 on the date hereof (or as of the most recent Annual Officer’s Compliance Certificate), none of the Intellectual Property owned by any Grantor or used in any Grantor’s business is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.

(c) The Grantors have registered, or are taking all commercially reasonable steps to register, all material Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licenses with the U.S. Copyright Office, the U.S. Patent and Trademark Office or any applicable office or agency in any other country or political subdivision.  Except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, (i) the Grantors own all of the Copyrights, Patents, and Trademarks and possess the valid right to use all of the licensed copyrights, patents and trademarks subject to and in accordance with the Copyright Licenses, Patent Licenses and Trademark Licenses; (ii) all registrations of such Copyrights, Patents, or Trademarks have been validly issued under Applicable Law and are in full force and effect; (iii) all applicable maintenance fees, affidavits and other filings or payments are current; (iv) to the knowledge of such Grantor, no claim has been made in writing that any of such Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, or Trademark Licenses are invalid or unenforceable; and (v) to the knowledge of such Grantor, no other Person is presently infringing upon the rights of such Grantor with regard to any of such Copyrights, Patents, or Trademarks, or infringing the underlying intellectual property of the Copyright Licenses, Patent Licenses or Trademark Licenses.

    (d) Except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, (i) each Grantor is the sole and exclusive owner of all of its Domain Names and has the authority to transfer all of its Domain Names; (ii) the Grantors possess the valid right to use all of the domain names subject to the Domain Name Licenses; (iii) all registrations of Domain Names with the applicable domain name registry and with any domain name registrars are in full force and effect; (iv) all applicable maintenance fees, affidavits and other filings or payments are current; and (v) to the knowledge of such Grantor, no claim has been made in writing that any of its Domain Names are not validly owned by such Grantor.

SECTION 3.11  Inventory.  Collateral consisting of Inventory is of good and merchantable quality, free from any material defects.  To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the applicable

Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

SECTION 3.12  Investment Property; Partnership/LLC Interests; other Equity Interests.

(a) As of the date hereof or as of the date of the most recent Annual Officer’s Compliance Certificate, all Investment Property (including, without limitation, Securities Accounts or other accounts that are Investment Property, but excluding (i) any Securities Accounts or other accounts that do not constitute Material Accounts, and (ii) any Security or Security Entitlement that constitutes Excluded Property), all Partnership/LLC Interests and all other Equity Interests (excluding any Equity Interest or Partnership/LLC Interest that constitutes Excluded Property) owned by any Grantor are listed on Schedule 3.12.

(b) All Investment Property, all Partnership/LLC Interests and all other Equity Interests, except, in each case, Investment Property, Partnership/LLC Interests, or other Equity Interests which constitute Excluded Property, issued by any Issuer to any Grantor (i) have been duly and validly issued and are fully paid and nonassessable (or, in the case of Partnership/LLC Interests or similar Equity Interests, not subject to any capital call or other additional capital requirement), and are not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual restrictions (except as set forth in Section 3.2 or other restrictions upon transfer other than Applicable Law affecting the transfer of securities generally, (ii) are beneficially owned as of record by such Grantor and (ii) constitute all the issued and outstanding shares of all classes of the capital stock, membership interests, partnership interests or type of other Equity Interests of such Issuer issued to such Grantor.

(c) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

SECTION 3.13  Instruments.     No Grantor holds any Instruments or is named a payee of any Promissory Note or other evidence of indebtedness in excess of $100,000, in the aggregate, which has not been delivered to the Administrative Agent pursuant to Section 3.6 or Section 4.13.

SECTION 3.14  Farm Products.     None of the Collateral constitutes, or is the Proceeds of, Farm Products.

SECTION 3.15  Government Contracts.     No Grantor is party to any contract with a Governmental Authority of which the Administrative Agent has not been notified pursuant to Section 4.12.

SECTION 3.16  Documents of Title.     As of the date hereof or as of the most recent Annual Officer’s Compliance Certificate, no bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than (a) Mobile Goods and (b) Inventory in transit in the ordinary course of business to a location set forth in Schedule 3.5 or Schedule 8.1(q) of the Credit Agreement, to a customer of a Grantor, or to a bailee, warehouseman, agent or processor of a Grantor (provided that such bailee, warehouseman, agent, or processor is in compliance with Section 4.6).
ARTICLE IV
COVENANTS

Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1  Maintenance of Perfected Security Interest; Further Information.

(a) Each Grantor shall, at its own cost and expense, maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (other than Permitted Liens) and shall, at its own cost and expense, defend such Security Interest against the claims and demands of all Persons whomsoever (other than Permitted Liens).

(b) Each Grantor will furnish to the Administrative Agent upon the Administrative Agent’s reasonable request from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 4.2  Maintenance of Insurance.

(a) Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including hazard and business interruption, commercial general liability insurance and workers compensation insurance, as may be reasonably satisfactory to the Administrative Agent in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (ii) insuring such Grantor and the Administrative Agent, for the ratable benefit of the Secured Parties, against liability for hazards, risks and liability to persons and property relating to the Collateral, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent.  If any part of the Collateral lies within a “special flood hazard area” as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the “FDPA”), and the Administrative Agent determines that flood insurance coverage is required to be obtained for such Collateral in order for the Administrative Agent and the Lenders to comply with the FDPA, the Grantors shall obtain and maintain such flood insurance policies as the Administrative Agent reasonably requests so that the Administrative Agent and the Lenders shall be deemed in compliance with the FDPA and shall deliver evidence thereof to the Administrative Agent.

(b) All insurance referred to in subsection (a) above shall (i) pursuant to endorsements and assignments in form and substance reasonably satisfactory to the Administrative Agent, name the Administrative Agent for the ratable benefit of itself and the

Secured Parties as lender’s loss payee and mortgagee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk, including in the case of all flood insurance), (ii) unless the Administrative Agent otherwise agrees, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (and ten (10) days for non-payment of premiums) after receipt by the Administrative Agent of written notice thereof, (iii) unless the Administrative Agent otherwise agrees, include effective waivers by the insurer of subrogation, and (vi) be reasonably satisfactory in all other respects to the Administrative Agent.

(c) Each Grantor will use commercially reasonable efforts to deliver, within 15 days prior to the expiration date of the insurance policies required to be maintained by such Grantor pursuant to the terms hereof and the Credit Agreement, and, in any event, no later than prior to the expiration date of such insurance policies (or such later date as the Administrative Agent shall agree to in writing in its sole discretion), such Grantor will deliver, to the Administrative Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder and thereunder plus such other evidence of payment of premiums therefor as the Administrative Agent may reasonably request.

(d) The Administrative Agent shall be entitled, upon reasonable advance notice, to review and/or receive copies of, the insurance policies of the Grantors carried and maintained with respect to the Grantors’ obligations under this Section 4.2.  Notwithstanding anything to the contrary herein, no provision of this Section 4.2 or any provision of this Agreement shall impose on the Administrative Agent and the Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Grantors, nor shall the Administrative Agent and the Lenders be responsible for any representations or warranties made by or on behalf of the Grantors to any insurance broker, company or underwriter. If any Grantor fails to obtain and maintain any of the policies of insurance required to be maintained pursuant to the terms of this Agreement and the Credit Agreement or to pay any premium in whole or in part, the Administrative Agent may, without waiving or releasing any obligation or Default, at the Grantors’ expense, but without any obligation to do so, procure such policies or pay such premiums.  All sums so disbursed by the Administrative Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable by the Grantors to the Administrative Agent on demand and shall be additional Obligations hereunder, secured by the Collateral.

(e) Each Grantor will deliver to the Administrative Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies with respect to claims in which the Administrative Agent is entitled to participate in the adjustment process pursuant to the terms of this Agreement and the Credit Agreement.

SECTION 4.3  Changes in Locations; Changes in Name or Structure.  No Grantor will, except upon thirty (30) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests, (b) if applicable, a written supplement to the Schedules of this Agreement, and (c) if reasonably requested by the Administrative Agent, opinions of counsel reasonably satisfactory to the Administrative Agent:

(a) permit any Deposit Account (other than a Deposit Account that is not a Material Account) to be held by or at a depositary bank other than the depositary bank that held such Deposit Account as of the date hereof as set forth on Schedule 3.9;

(b) permit any Investment Property (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.5) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.12;

(c) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.5; or

(d) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

SECTION 4.4  Required Notifications.  Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, and (d) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim, (ii) Deposit Account (other than a Deposit Account that is not a Material Account), or (iii) Investment Property after the date hereof.

SECTION 4.5  Delivery Covenants.  Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper (and, solely with respect to such negotiable Documents, Instruments or Tangible Chattel Paper, which has an individual value in excess of $100,000) owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.6  Control Covenants.

(a) Each Grantor shall instruct (and otherwise use its commercially reasonable efforts) to cause (i) each depositary bank (other than the Administrative Agent) holding a Deposit Account (other than a Deposit Account that is not a Material Account) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”).  In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable.  After the date hereof, all Deposit Accounts (other than a Deposit Account that is not a Material Account) and all Investment Property will be maintained with the Administrative Agent or with a Controlled Depository or a Controlled Intermediary, as applicable.  All costs and expenses incurred in connection with the establishment and maintenance of such Deposit Accounts, Investment Property, control agreements, or transfers of funds or Investment Property therefrom and thereto shall be for the account of the Grantors.  So long as no Event of Default shall have occurred and be continuing and the Administrative Agent shall not have delivered notice to the contrary to the applicable Controlled Depositary or Controlled Intermediary, the Grantors shall have the right to collect, withdraw and direct the disposition of funds or Investment Property on deposit in the Deposit Account or Securities Accounts covered by the control agreements in a manner not in violation of the provisions of this Agreement, such control agreements or any of the other Loan Documents; provided, however, that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to the applicable Controlled Depository or Controlled Intermediary, the Administrative Agent shall have exclusive dominion and control over all such Deposit Accounts and Investment Property, with the powers and rights granted herein and in the applicable control agreement with respect thereto, and no Grantor shall have any right to collect, withdraw or direct the disposition of funds or Investment Property on deposit in such Deposit Accounts or Securities Accounts or to take any action to effect the same.

(b) Upon the request of the Administrative Agent, each Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter of Credit Rights, Electronic Chattel Paper owned or held by such Grantor, including with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof, and any other Collateral in which a security interest may be perfected by Control under the UCC.

(c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) exceeding in value $100,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s written agreement in writing to hold all such Collateral for the benefit of and subject to the Security Interests of the Administrative Agent and subject to the Administrative Agent’s instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Administrative Agent together with an Effective Endorsement and Assignment and a waiver and release of any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby.  Further, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.  All such financing statements filed pursuant to this Section 4.6(c) shall be assigned, on the face thereof, to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

(d) As to all real estate leased by any Grantor that is the chief executive office of any Grantor or where any books and records relating to Collateral are kept, located in a jurisdiction which provides for liens of landlords imposed by statute, such Grantor shall use commercially reasonable efforts to obtain waivers from the landlords of all such real estate, in form and content reasonably acceptable to the Administrative Agent.

SECTION 4.7  Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements, security agreements, continuation statements, other filing or recording documents or instruments with respect to the Collateral and any amendments without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement.  Such financing statements or amendments may describe the Collateral in the same manner as described herein or may describe such property as “all assets” or “all personal property.”  Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Administrative Agent prior to the date of this Agreement.  Each Grantor agrees to execute and deliver to the Administrative Agent, and authorizes the Administrative Agent to file such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the Security Interests and Lien provided for herein, to carry out the purposes of this Agreement or to further assure or conform unto the Administrative Agent its rights, powers and remedies hereunder.

SECTION 4.8  Accounts.

(a) Other than in the ordinary course of business consistent with its past practice, no Grantor will with respect to any Account greater than $100,000 (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.

(b) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any Account which exceeds $100,000.

(c) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.  At any time and from time to time, upon the Administrative Agent’s request and (i) no more than once per Fiscal Year or at any time during the occurrence and continuance of an Event of Default at the expense of the relevant Grantor or (ii) at any time at the expense of the Lenders, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

SECTION 4.9  Intellectual Property.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor or exclusively licensed by such Grantor in its business), each Trademark for which an application (owned by such Grantor or exclusively licensed by such Grantor in its business) is pending, and any common law Trademark (owned by such Grantor or exclusively licensed by such Grantor in its business) to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor or used by such Grantor in its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof or, in the case of any

Domain Name, any domain name register or domain name registrar, such Grantor shall report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Copyright, Patent, Trademark, Domain Name and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof or, in the case of any Domain Name, any domain name register or domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e) In the event that any material Intellectual Property owned by a Grantor or used by a Grantor is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution.

(f) Except as permitted in Section 12.5 of the Credit Agreement, no Grantor will permit any material Copyright, Patent, Trademark, or Domain Name useful for its business or otherwise of material commercial value to be owned or held by or held in the name of any Person who is not a Grantor, and no Grantor will assign or transfer its rights and interests in any material Copyright License, Patent License, Trademark License or Domain Name License to any Person who is not a Grantor (in each case, other than the Administrative Agent in connection with any collateral arrangement pursuant hereto).

(g) Upon request of the Administrative Agent, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each material Copyright License, Patent License, Trademark License, and Domain Name License used in such Grantor’s business or otherwise of material commercial value to effect the collateral assignment of all of such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(h) If an Event of Default has occurred and is continuing, upon the request of the Administrative Agent, each Grantor shall promptly make all necessary or appropriate arrangements to complete and effectuate the transfer to the Administrative Agent or its designee of all of its right, title and interest in and to any Domain Name, including obtaining and promptly providing to the Administrative Agent or its designee relevant domain name transfer authorization codes and providing the Administrative Agent or its designee with access to and control of such Grantor’s domain name management account for such Domain Name.  If the relevant domain name registrar allows for the electronic transfer of the Domain Name, then such Grantor shall perform all steps necessary to transfer the Domain Name to the Administrative Agent or its designee electronically with the registrar.

(i) Each Grantor for its material Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Domain Names and Domain Name Licenses shall keep current all applicable maintenance fees, affidavits and other filings or payments.

SECTION 4.10  Equipment and Inventory.  Each Grantor will maintain each item of Equipment whose value equals or exceeds $1,000,000 in good working order and condition (reasonable wear and tear and obsolescence excepted) and will as quickly as practicable provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment. Each Grantor will, in accordance with sound business practice, use commercially reasonable efforts to maintain all Inventory held by it or on its behalf in reasonable saleable or useable condition.

SECTION 4.11  Vehicles and Other Mobile Goods.  Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on the Vehicle or other Mobile Good (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles and other Mobile Goods; provided that with respect to Vehicles or other Mobile Goods subject to Permitted Liens, no such application or other documentation shall be required.  Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

SECTION 4.12  Government Contracts.  Each Grantor shall promptly notify the Administrative Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes more than $100,000 to any Grantor under any Account.

SECTION 4.13  Instruments.  Each Grantor agrees that if any Intercompany Obligations, Accounts or other Collateral shall at any time be evidenced by a Promissory Note, Chattel Paper, Electronic Chattel Paper or other Instrument, any such Promissory Note, Chattel Paper, Electronic Chattel Paper or other Instrument shall be in form suitable for transfer by delivery (or the granting of Control) and, to the extent amounts thereof exceed in the aggregate $100,000 at any one time, shall be promptly delivered to the Administrative Agent to be held as Collateral hereunder, together with duly executed Effective Endorsement and Assignments and such other instruments or documents as the Administrative Agent may reasonably request from time to time.

SECTION 4.14  Contracts.

  Each Grantor will use commercially reasonable efforts not to enter into any Contract (including leases of Intellectual Property) that by its terms prohibits the assignment of such Grantor’s rights and interest thereunder in the manner contemplated by this Agreement.

SECTION 4.15  No Fixtures.  It is the intention of the parties hereto that (except for Collateral located on real estate owned in fee simple by any Grantor that is mortgaged to the Administrative Agent pursuant to a mortgage, deed of trust or other security instrument, or Collateral located on real estate for which a leasehold mortgage, deed of trust or other security instrument is given to the Administrative Agent, and the landlord with respect thereto executes and delivers to the Administrative Agent a landlord waiver and consent in form and content reasonably acceptable to the Administrative Agent) no material portion of the Collateral shall become Fixtures, and the Grantors will take all such reasonable action or actions as may be reasonably necessary to prevent any of the Collateral from becoming Fixtures, which actions may include, Grantors’ obtaining waivers of liens, in form satisfactory to the Administrative Agent, from each lessor of real property on which any of the Collateral is or is to be located to the extent reasonably requested by the Administrative Agent.

SECTION 4.16  Further Assurances.  Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights, powers and remedies herein granted, including: (i) the collateral assignment of any Material Contract, (ii) with respect to Government Contracts, collateral assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law), (iii) making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state, and (iv) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person, including the FCC or any PUC, deemed necessary or appropriate for the effective exercise of any rights under this Agreement, to the extent the same may be obtained by the Grantors through commercially reasonable efforts.

(a) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Grantor agrees that it will, at such Grantor’s own cost and expense, use its best efforts to cooperate with the Administrative Agent and assist in obtaining the approval of the FCC or any PUC for any action or transaction contemplated by this Agreement which is required by Applicable Law, and specifically, without limitation, upon request following the occurrence and continuation of any Event of Default, prepare, sign, deliver and/or file (or cause to be prepared, signed, delivered and/or filed) all relevant applications, passwords, certificates, instruments, post-transaction notices and other documents or information required to: (A) assign or transfer control of any License and take any other actions necessary or appropriate under the Communications Act, PUC Laws or other Applicable Law for approval of any sale or transfer of any of the Equity Interests issued by any Grantor or assets of any Grantor or any transfer of control over any License or (B) to obtain any required consent from the FCC or any PUC for the Administrative Agent, through any receiver, trustee or otherwise, to operate the business of such Grantor pending the sale or other disposition of the Grantor or any License held by such Grantor.  If any such Grantor fails to execute and deliver any such applications, certificates, instruments, agreements or other documents, then, in addition to any remedies that the Administrative Agent may have at law or in equity, the Grantors agree that on the order of any court or other forum of competent jurisdiction, the clerk of the court (or officer of any other such forum) which has jurisdiction may execute any such applications, certificates, instruments, agreements or other documents on behalf of such Grantor.  Each Grantor acknowledges and agrees that each License is a unique asset which (or the control of which) may have to be transferred to a Person in order for the Administrative Agent and the other Secured Parties to adequately realize the full amount of the Obligations from the Collateral and that the breach of this Section 4.16 by any Grantor would result in irreparable harm to the Administrative Agent and the other Secured Parties for which monetary damages are not readily ascertainable and which might not adequately compensate the Administrative Agent and the other Secured Parties.  Therefore in addition to any remedy which the Administrative Agent and the other Secured Parties may have at law or in equity, the Administrative Agent and the other Secured Parties shall have the remedy of specific performance by the Grantors of the provisions of this Section 4.16, and each Grantor hereby waives, and agrees to waive, any claim or defense that the Administrative Agent and the other Secured Parties would have an adequate remedy at law for the breach by it of this Section 4.16 and any requirement for posting of a bond or other certificate.  In connection with taking any action pursuant to this Agreement (including determining whether an approval of the FCC or any applicable PUC is required in connection therewith), the Administrative Agent shall be entitled to rely on the advice of regulatory counsel experienced in giving such advice selected by the Administrative Agent (whether or not the advice rendered is ultimately determined to be accurate).  If an Event of Default shall have occurred and be continuing, each Grantor shall take any action which the Administrative Agent may reasonably request in order to transfer or assign, or both, to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, any License held or utilized by such Grantor, subject to the prior approval of the FCC or any PUC, if required.  Alternatively, the Administrative Agent is empowered, to the extent permitted by Applicable Law, to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver may be instructed by the Administrative Agent to seek from the FCC or the PUC consent to an involuntary transfer of control of any Grantor or  assignment, or both, of each such License for the purpose of seeking a bona fide purchaser to whom control of assets used in the provision of Telecommunications System related services will ultimately be transferred or assigned.  Each Grantor hereby agrees to authorize such an involuntary transfer of control or assignment, or both, upon the request of the receiver so appointed and, if any Grantor  shall refuse to authorize the transfer, its approval may be required by the court.

SECTION 4.17  Other Covenants.  Each Grantor will take, or will refrain from taking, as the case may be, all actions necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Credit Agreement or in any other Loan Document, each of which is hereby incorporated by reference, is caused by any act or failure to act of such Grantor or any of its Subsidiaries.

ARTICLE V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

SECTION 5.1  After-Acquired Equity Interests.

If any Grantor shall, at any time and from time to time after the date hereof, acquire any additional Equity Interests (other than Excluded Property) in any Person, the same shall be automatically deemed to be an Equity Interest, and to be pledged to the Administrative Agent pursuant to Section 2.1.  As applicable, such Grantor will forthwith deposit the same with the Administrative Agent1 (or deposit the same in a Securities Account subject to a control agreement pursuant to Section 4.6(a)), deliver to the Administrative Agent a fully completed and duly executed Joinder Agreement in accordance with the terms of Section 10.12 of the Credit Agreement2 and/or deliver to the Administrative Agent any certificates or instruments evidencing the same, together with Effective Endorsement and Assignments, duly executed in blank, together, in each case, with such other certificates and instruments as the Administrative Agent may reasonably request (including UCC financing statements or appropriate amendments thereto).  Each Grantor hereby authorizes the Administrative Agent to attach any such Joinder Agreement to this Agreement, and agrees that all such Collateral listed on any such Joinder Agreement shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Grantor to execute and deliver any such Joinder Agreement with respect to any such additional Collateral as required hereinabove shall not impair the Security Interests of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto.

SECTION 5.2  Uncertificated Securities.

If any Equity Interests included in the Collateral constitutes Uncertificated Securities or is otherwise not evidenced by any certificate or Instrument, each applicable Grantor will promptly notify the Administrative Agent thereof and will promptly take, and cause the Issuer to take, all actions required under Articles 8 and 9 of the UCC and any other Applicable Law, to enable the Administrative Agent to acquire Control of such Uncertificated Securities and as may be otherwise necessary or deemed appropriate by the Administrative Agent to perfect the Security Interest of the Administrative Agent therein.

SECTION 5.3  CoBank Equity.

Pursuant to Subsection 10.14 of the Credit Agreement, CoBank’s Extensions of Credit and other Obligations due to CoBank shall be secured by a statutory first lien on the CoBank Equity, but such CoBank Equity shall not constitute security for the Obligations due to any Secured Party other than CoBank.

1 Please refer to definition of Excluded Property as to what will be required to be delivered to Admin. Agent, in terms of value.

2 Per the Credit Agreement, only directly or indirectly owned Domestic Subsidiaries acquired or created by the Borrower are required to execute Joinder Agreements.

SECTION 5.4  Voting Rights.

(a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any Issuer which is a Subsidiary or Additional Grantor to issue any Investment Property, Partnership/LLC Interests or other Equity Interest, except for such additional Investment Property, Partnership/LLC Interests or other Equity Interest that will be subject to the Security Interest granted herein in favor of the Administrative Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property,  Partnership/LLC Interests, other Equity Interest or Proceeds thereof.  The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property,  Partnership/LLC Interests or other Equity Interest against the claims and demands of all Persons.

(b) So long as no Event of Default shall have occurred and be continuing and except as the Administrative Agent shall otherwise notify each Grantor during the existence and continuation of an Event of Default, each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to this Article V), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to each applicable Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable the Grantor to exercise such voting and other consensual rights; provided, however, that no Grantor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate any of the terms of this Agreement, the Credit Agreement, any other Loan Document or any Secured Hedging Agreement, would reasonably be expected to have the effect of materially impairing the value of any of the Collateral or the Administrative Agent’s or any other Secured Party’s interests therein, or would reasonably be expected to have a Material Adverse Effect.

SECTION 5.5  Dividends and Other Distributions.

(a) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.

(b) So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof) and except as the Administrative Agent shall otherwise notify each Grantor during the existence and continuation of an Event of Default and as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash with respect to the Equity Interests owned by any Grantor may be paid to and retained by the

Grantors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default after notice from the Administrative Agent, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section 6.5 shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

SECTION 5.6  Consents, Waivers and Acknowledgments.

(a) Each Grantor hereby (A) approves the terms and acknowledges receipt of a copy of this Agreement, (B) waives any rights or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Equity Interests of any Issuer in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent and (C) agrees promptly to note on its books and records the grant of the Security Interest to the Administrative Agent in the Equity Interests issued or owned by such Grantor.  Each Grantor consents to the execution and delivery of this Agreement, the Security Interests created hereby, all rights and remedies of the Administrative Agent provided herein (including all rights to sell, assign, transfer, exchange or otherwise transfer all or any part of the Equity Interests issued by any Issuer to the Administrative Agent, its assignee or its designee as and to the extent such rights are provided in this Agreement) and absolutely subordinates any and all rights to a Lien on the Equity Interests issued by any Issuer or dividends or distributions declared on the Equity Interests issued by any Issuer to the rights of the Administrative Agent with respect to the Equity Interests issued by any Issuer hereunder. Each Grantor hereby waives any and all provisions of its articles of incorporation, articles of formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor or any Issuer which prohibit, restrict, limit or place conditions on the Administrative Agent’s rights and remedies hereunder or grant Grantor, in any capacity, a right of first refusal or similar right with respect to any of the Equity Interests pledged hereunder and, notwithstanding any provisions of the articles of incorporation, articles of formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor or any Issuer, expressly agrees that it is bound to recognize the Administrative Agent’s Security Interests and other rights and interests in the Equity Interests pledged hereunder. During the continuance of an Event of Default, each Grantor agrees that it will comply with all instructions from the Administrative Agent with respect to transfers of all or any part of the Equity Interests issued by any Issuer, whether by sale or otherwise, without further consent from such Grantor, any Issuer, or any other Person and with all instructions from the Administrative Agent with respect to any modification to the articles of incorporation, articles of formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor or any Issuer. Each Grantor confirms to the Administrative Agent that the execution and delivery of this Agreement does not cause such Grantor or any Issuer to dissolve. Each Grantor acknowledges that, in providing the financial accommodations under the Credit Agreement, the Administrative Agent and the Lenders are relying on this Agreement and on the Grantors’ agreements herein.  Should the Administrative Agent or any other Secured Party exercise its rights or remedies under this Agreement, each Grantor agrees to assist the Administrative Agent or such other Secured Party in such actions or exercise, including registering the Administrative Agent or such other Secured Party or its nominee as the owner of the Equity Interests pledged hereunder, and agrees that should the Administrative Agent or such other Secured Party or its nominee become the owner of any Equity Interests pledged hereunder, they shall be treated by each Grantor as the owner thereof for all purposes and rights under the operative documents governing such Equity Interests.

ARTICLE IV
REMEDIAL PROVISIONS

SECTION 6.1  Remedies If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise with respect to the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Grantor agrees to be commercially reasonable:

    (a) To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Grantor with respect to any Accounts, Contracts or other Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of such Grantor and shall be forthwith deposited into a segregated Account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein; and by this provision, each Grantor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Administrative Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Administrative Agent as entitled to exercise the rights of the owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Administrative Agent or the Administrative Agent’s designee as though the Administrative Agent or such designee were such Grantor named therein, and to do so until otherwise notified by the Administrative Agent;

(b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Grantor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Grantor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Grantor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed reasonably necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Grantor might have done;

(c) To notify any or all banks, depository institutions and Securities Intermediaries with which any Deposit Accounts or Securities Accounts are maintained to remit and transfer all monies, securities and other property on deposit in or held in such Deposit Accounts or Securities Accounts or deposited or received for deposit or held thereafter to the Administrative Agent, for deposit in or transfer to a Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Obligations as provided herein;

(d) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Grantor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e) To require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place designated by the Administrative Agent;

(f) To enter and remain upon the premises of any Grantor, subject to the terms of any lease in the case of premises leased by a Grantor, and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Grantor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Administrative Agent or any designated agent for such time as the Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

(g) To exercise (i) all voting, consensual and other rights and powers pertaining to the Equity Interests constituting part of the Collateral (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Equity Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of such Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of such Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications with respect to such Equity Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Grantor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH GRANTOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENT PROPERTY OR EQUITY INTERESTS CONSTITUTING PART OF THE COLLATERAL WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT;

(h) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Equity Interests constituting part of the Collateral may be listed, at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory.  If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral.  In no event shall any Grantor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including, any equity or right of redemption of any Grantor, and each Grantor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Grantor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under Applicable Law, the Administrative Agent shall give the applicable Grantor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Grantor agrees is commercially reasonable.  The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by Applicable Law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral;

(i) To appoint a receiver for the properties and assets of any or all of the Grantors. Each Grantor hereby (w) consents to the Administrative Agent having the right to appoint a receiver, (x) to such appointment, (y) waives any objection such Grantor may have thereto, and (z) waives the right to have a bond or other security posted by Administrative Agent or any other Person in connection therewith.

Notwithstanding anything to the contrary in this Agreement, (i) the Administrative Agent will not take any action pursuant to this Agreement that would constitute or result in any assignment or transfer of control of any License if such assignment or transfer of control would require under then existing Applicable Law (including the written rules, regulations and policies of the FCC or any PUC) the prior approval of the FCC or any PUC, without first obtaining such approval; and (ii) the Administrative Agent agrees that, unless the Administrative Agent elects to proceed under Section 9-620 of the UCC following such Event of Default and neither any Grantor nor any other Person having standing to object thereto gives proper notice of its objection to such notice, there will be either a private or public sale of the Equity Interests pledged hereunder; and (iii) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC or any PUC will be obtained if required by Applicable Law.

SECTION 6.2  Collateral Accounts.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral.  Such Proceeds, when deposited, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in Section 6.2.

SECTION 6.3  Application of Proceeds.

    (a) At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 6.5 of the Credit Agreement.  Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the

Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

(b) For purposes of applying amounts in accordance with this Section 6.4, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Secured Hedging Agreement for a determination (which such Secured Party agrees to provide or cause to be provided to the Borrower and to the Administrative Agent upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any such Secured Hedging Agreement unless the applicable Grantor disputes the amounts owed to such Secured Party in connection with such Secured Hedging Agreement and so notifies the Administrative Agent in a timely manner. Unless it has actual knowledge (including, by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements or Obligations in respect thereof are in existence between any Secured Party and any Grantor.

(c) Each Grantor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in Section 6.4.. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 6.4  Waiver.  Each Grantor, to the greatest extent not prohibited by Applicable Law, hereby (A) agrees that it will not invoke, claim or assert the benefit of any Applicable Law now or hereafter in effect (including any right to prior notice or judicial hearing in connection with the Administrative Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies with respect to the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such Applicable Laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such Applicable Law was in effect, (B) waives all rights that it has or may have under any Applicable Law now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, and (C) waives all rights that it has or may have under any Applicable Law now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

SECTION 6.5  Grant of IP License.  Each Grantor hereby grants to the Administrative Agent (subject to the terms of any underlying licenses) an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 6.6  Restoration of Parties.  In the event the Administrative Agent shall have proceeded to enforce any right or remedy under this Agreement, and such proceedings are discontinued or abandoned for any reason, then the Grantors and the Administrative Agent shall immediately be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Administrative Agent shall continue as if no such proceeding had taken place.

SECTION 6.7 NTIA FEDERAL INTEREST IN BTOP ASSETS.  Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent, on behalf of itself and the other Secured Parties, hereby acknowledges that the prior written consent of the National Telecommunications and Information Administration, U.S. Department of Commerce, whose address is 1401 Constitution Avenue, NW, Washington, DC 20230 (hereinafter with successors and assigns referred to as “NTIA”) shall be required for the Administrative Agent to cause the disposition of any Collateral acquired by Enventis in whole or in part with proceeds of the federal grant funds received by Enventis from NTIA in connection with the Broadband Technology Opportunities Program (“BTOP”), and such Collateral, the “BTOP Assets”) and for which the useful life of such BTOP Assets (as determined in accordance with the useful life schedule promulgated by NTIA) has not yet expired, and the Administrative Agent hereby agrees not to cause the disposition of any such BTOP Assets unless such prior written consent of NTIA has been obtained.  The Administrative Agent, on behalf of itself and the other Secured Parties, further acknowledges that, pursuant to 15 C.F.R. Part 14, NTIA retains an undivided equitable reversionary interest (the “Federal Interest”) in the BTOP Assets for which the useful life has not yet expired in an amount equal to the percentage of the then current fair market value of the BTOP Assets attributable to NTIA’s participation in Enventis’ BTOP project (after deducting actual and reasonable selling and fix-up expenses, if any, incurred to put the property into condition for sale).   The Federal Interest excludes the value of the BTOP Assets attributable to acquisition and/or improvements before and/or after NTIA’s participation in Enventis’ BTOP project and not included in BTOP project costs.  The Administrative Agent, on behalf of itself and the other Secured Parties, hereby acknowledges that, as of the date hereof, NTIA’s Federal Interest in the BTOP Assets is approximately 70 percent.  If any BTOP Asset is disposed of prior to the expiration of its useful life, the Administrative Agent, on behalf of itself and the other Secured Party, hereby agrees to remit to NTIA any proceeds received by any of the Secured Parties in connection with such disposition in an amount attributable to the Federal Interest at the time of such disposition.

ARTICLE VII
THE ADMINISTRATIVE AGENT

SECTION 7.1  Administrative Agent’s Appointment as Attorney-In-Fact .

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ Security Interests in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion;

(iv) effect any repairs and obtain, maintain and adjust any insurance called for by the terms of this Agreement and pay all or any part of the premiums thereof and the costs thereof and direct the payment of any Proceeds thereof to the Administrative Agent;

(v) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(vi) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys,

(vii) claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent,  Trademark or Domain Name (along with the goodwill of the business to which any such Copyright, Patent, Trademark or Domain Name pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 7.1(a).

(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 7.1(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 7.2  Duty of Administrative Agent; Standard of Care.  The Administrative Agent will hold all items of Collateral at any time received under this Agreement in accordance with the provisions hereof.  The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents.  The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for monies actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.  Neither the Administrative Agent nor any other Secured Party shall be liable to any Grantor (A) for any loss or damage sustained by such Grantor, or (B) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction (subject to the standard of care imposed upon the Administrative Agent in the immediately preceding sentence for Collateral in its possession).

SECTION 7.3  Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

SECTION 7.4  Enforcement.  By its acceptance of the benefits of this Agreement, each Lender and each other Secured Party agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of Required Lenders as provided in the Credit Agreement, and that no Lender or other Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations.

ARTICLE V
MISCELLANEOUS

SECTION 8.1  Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 15.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 15.1 of the Credit Agreement.

SECTION 8.2  Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Agreement may be waived, amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 15.10 of the Credit Agreement.

SECTION 8.3  Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a) Each Grantor shall pay all out-of-pocket expenses incurred by the Administrative Agent and each of its Affiliates pursuant to, and in accordance with, Section 15.2 of the Credit Agreement.

(b) Each Grantor shall indemnify each Indemnitee pursuant to, and in accordance with, Section 15.2 of the Credit Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any Secured Hedging Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.

(d) No Indemnitee referred to in this Section 8.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or any Secured Hedging Agreement or the transactions contemplated hereby or thereby.

(e) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any such Grantor’s delay in paying, any and all stamp, excise, sales, withholding or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

(f) All amounts due under this Section 8.3 shall be payable promptly after demand therefor and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Base Rate Loans under the Credit Agreement and shall be additional Obligations hereunder.

SECTION 8.4  Right of Set Off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of such Grantor against any and all of the Obligations of such Grantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender,  the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such

Grantor may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set off) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have.  Each Lender, the Issuing Lender and the Swingline Lender agrees to notify such Grantor and the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.

SECTION 8.5 Governing Law.  This Agreement unless otherwise expressly set forth herein, shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles that require or permit application of the laws of any other state or jurisdiction.

SECTION 8.6 Jurisdiction; Venue; Service of Process

(a) Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts located in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 15.1 of the Credit Agreement.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(d) Appointment of the Borrower as Agent for the Grantors.  Each Grantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 8.7 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  EACH OF THE GRANTORS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE ADMINISTRATIVE AGENT OR ANY LENDER.

SECTION 8.8 Injunctive Relief.  The Grantors recognize that, in the event the Grantors fail to perform, observe or discharge any of their obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties.  Therefore, the Grantors agree that the Administrative Agent, on behalf of itself and the other Secured Parties, at the option of the Administrative Agent or the direction of Required Lenders, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 8.9 No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative

Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law.

SECTION 8.10  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Person who becomes bound as a Grantor to this Agreement) and their respective successors and assigns permitted hereby or pursuant to the Credit Agreement, except that none of the Grantors may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as otherwise provided by the Credit Agreement).

SECTION 8.11  Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Grantors in Sections 8.3, 8.5, 8.6 and 8.7 (together with any other Sections and Subsections stated herein to so survive) shall survive the payment of the Loans and the termination of this Agreement.

SECTION 8.12  Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 8.13  Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.14 Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.15 Integration.  This Agreement and the schedules attached hereto, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any direct conflict between the provisions of this

Agreement and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that any provision of any Loan Document which imposes additional burdens on any Grantor or further restricts the rights of any Grantor or gives the Administrative Agent or any other Secured Party additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 8.16 Advice of Counsel; No Strict Construction.  Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 8.17 Acknowledgements.

(a) Each Grantor hereby acknowledges that:

(i)           it has received a copy of the Credit Agreement and has reviewed and understands same;

(ii)           neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

(b) Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 8.18 Continuing Security Interest; Releases.

(a) This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof.

(b) At such time as the Obligations (other than contingent indemnification obligations not yet due and payable) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.  In the event that all the capital stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

SECTION 8.19  Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 10.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder agreement in form and substance satisfactory to the Administrative Agent.

SECTION 8.20  Powers Coupled with an Interest.  All powers of attorney and other authorizations granted to the Administrative Agent and any Persons designated by the Administrative Agent pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect, the Collateral has not been released from the Liens created hereby or the Credit Facility has not been terminated.

 [Signature Pages to Follow]

12865620.10

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]	HICKORY TECH CORPORATION, as Grantor

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	MANKATO CITIZENS TELEPHONE COMPANY, as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	HEARTLAND TELECOMMUNICATIONS
COMPANY OF IOWA, as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	CABLE NETWORK, INC., as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	CRYSTAL COMMUNICATIONS, INC., as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	NATIONAL INDEPENDENT BILLING, INC., as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	MID-COMMUNICATIONS, INC., as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary

[CORPORATE SEAL]	ENVENTIS TELECOM, INC., as Grantor and Issuer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer and Secretary